Exhibit 5.1

August 15, 2018

SailPoint Technologies Holdings, Inc.

11305 Four Points Drive, Building 2, Suite 100

Austin, TX 78726

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by certain selling stockholders of the Company (the “Selling Stockholders”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1 (Registration No. 333- 226819), originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 13, 2018, as amended by that certain Amendment No. 1 to Form S-1 and as filed by the Company with the SEC on August 14, 2018 (the “Base Registration Statement”), and a Registration Statement filed by the Company with the SEC pursuant to Rule 462(b) under the Securities Act of 1933, as amended, that incorporates by reference the Base Registration Statement (the “462(b) Registration Statement” and, together with the Base Registration Statement, the “Registration Statements”). The 462(b) Registration Statement relates to the registration of an additional 1,437,500 shares of common stock of the Company, par value $0.0001 per share (the “Shares”).

In connection with this opinion, we have assumed that (i) the Shares will be sold in the manner described in the Base Registration Statement and the prospectus relating thereto and (ii) a definitive underwriting agreement, in the form filed as an exhibit to the Base Registration Statement, with respect to the sale of the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have reviewed, among other things, (i) the Third Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statements and (iv) the form of underwriting agreement filed as an exhibit to the Base Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Taipei Tokyo Washington	2801 Via Fortuna, Suite 100 Austin, TX 78746-7568 Tel +1.512.542.8400 Fax +1.512.542.8612 velaw.com

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

The foregoing opinion is limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.